EXHIBIT 10.7

Agreement with E-Vision Technologies, LLC.

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                                        e
                                     VISION

                           E-Vision Technologies, LLC

November 2, 1999

Mr. John Thatch, President/CEO
New Millennium Media, Inc.
101 Philippe Parkway Suite 300
Safety Harbor, FL  34695

Dear John:

This letter is to confirm our recent discussions regarding LED display boards. E-Vision is please to enter into a strategic partnership with New Millennium Media, Inc. to provide LED display board systems at our production cost.

E-Vision maintains exclusive marketing rights to the leading edge technology in electronic display boards from Asian manufacturers.

We believe that this unique marketing arrangement with New Millennium Media, Inc. will provide your company an incredible advantage over the other companies entering the realm of full digital display LED advertising.

We look forward to a long and mutually satisfying relationship.

Sincerely,

E-VISION TECHNOLOGIES, LLC

/s/ W.H. Simon, Jr.
W. H. Simon, Jr.
Chief Executive Officer

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